Exhibit 21.1
KLA Corporation
List of Subsidiaries as of June 30, 2023

Name	State or Other Jurisdiction of Incorporation / Organization
DOMESTIC SUBSIDIARIES
Anchor Semiconductor, Inc.	California
Belize Holdings, LLC	Delaware
Dino Acquisition Technology L.L.C.	Delaware
ECI Technology, Inc.	New Jersey
ECI Technology International, Inc.	Delaware
Filmetrics, Inc.	California
Front Edge Technology Inc.	California
International Sales & Business, Inc.	California
KLA Aleris Holding, LLC	Delaware
KLA-Tencor Asia-Pac Distribution Corporation	Delaware
KLA-Tencor China Corporation	California
KLA-Tencor International Corporation	California
KT Recreation Association, LLC	Delaware
KT Venture Group II, L.L.C.	Delaware
KT Venture Group, L.L.C.	Delaware
KT Venture Management, L.L.C.	Delaware
Microsense, LLC	Delaware
Nanomechanics Inc.	Tennessee
Orbotech LT Solar, LLC	Delaware
VLSI Standards, Inc.	California
Whiskey Holding Sub, LLC	Delaware
Zeta Instruments, Inc.	Delaware
INTERNATIONAL SUBSIDIARIES
Anchor (Shanghai) Semiconductor Inc.	Shanghai
Capres A/S	Denmark
ECI Japan KK	Japan
Frontline P.C.B. Solutions Ltd.	Israel
Hefei Shen’An Semiconductor Technology Co.	Hefei
ICOS Vision Systems (Shenzhen) Co. Ltd.	China
ICOS Vision Systems Corporation BVBA	Belgium
ICOS Vision Systems Ltd.	Hong Kong
ICOS Vision Systems NV	Belgium
InnerSense	Israel
KLA-Tencor (Malaysia) Sdn Bhd	Malaysia
KLA-Tencor (Singapore) Pte. Ltd.	Singapore
KLA-Tencor (Thailand) Limited	Thailand
KLA-Tencor Corporation (1992) Ltd.	Israel
KLA-Tencor Corporation (Cayman) Limited, I	Cayman Islands
KLA-Tencor Corporation (Cayman) Limited, III	Cayman Islands
KLA-Tencor Corporation (Cayman) Limited, IV	Cayman Islands
KLA-Tencor Corporation (Israel)	Israel
KLA-Tencor Corporation Holding (1987) Ltd.	Israel

Name	State or Other Jurisdiction of Incorporation / Organization
KLA-Tencor France SARL	France
KLA-Tencor GmbH	Germany
KLA-Tencor Integrated Metrology (Israel) (2002) Ltd.	Israel
KLA-Tencor International Trading (Shanghai) Co., Ltd.	China
KLA-Tencor Ireland Ltd.	Ireland
KLA-Tencor Italy S.R.L.	Italy
KLA-Tencor Japan, Ltd.	Japan
KLA-Tencor Korea, Inc.	Korea
KLA-Tencor Limited	United Kingdom
KLA-Tencor MIE GmbH	Germany
KLA-Tencor MIE Holdings GmbH & Co. KG	Germany
KLA-Tencor MIE Holdings S.à r.l.	Luxembourg
KLA-Tencor MIE Holdings Verwaltungs GmbH	Germany
KLA-Tencor Semiconductor Equipment Technology (Shanghai) Co., Ltd.	China
KLA-Tencor Singapore Holding Co. Pte II Ltd.	Singapore
KLA-Tencor Singapore Holding Co. Pte. Ltd.	Singapore
KLA-Tencor Software India Private Limited	India
Lakers Holding Company APS	Denmark
Laser Imaging Systems GmbH	Germany
Lee Ta Technologies (BVI), Inc.	British Virgin Islands
New System SRL	Italy
Ofek Technologies	Israel
Optical Metrology Patents Limited	Ireland
Orbograph Ltd.	Israel
Orbotech Asia Ltd	Hong Kong
Orbotech B.V.	Netherlands
Orbotech Caribbean Ltd.	British Virgin Islands
Orbotech Electronics (Shenzhen) Co., Ltd	China
Orbotech Electronics (Suzhou) Co Ltd	China
Orbotech Holding GmbH	Germany
Orbotech Japan Ltd	Japan
Orbotech Korea Ltd	Korea
Orbotech Logistics Ltd	Hong Kong
Orbotech Ltd	Israel
Orbotech Pacific Ltd.	Hong Kong
Orbotech S.A.	Belgium
Orbotech Singapore Corporation Pte Ltd	Singapore
Orbotech Technology Ventures LP	Israel
Orbotech Technology Ventures Ltd.	Israel
Orbotech Trading (Shanghai) Co., Ltd	China
Qoniac Gmbh	Germany
SPTS Technologies (Shanghai) Co. Ltd.	China
SPTS Technologies Limited	UK
SPTS Technologies Overseas Holdings Ltd.	UK
SPTS Technologies UK Limited	UK